Exhibit 10.40
CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
Aruba / ScanSource
Amendment #1 to Distribution Agreement
This Amendment #1 is made and entered into as of March 17, 2008 by and between Catalyst ScanSource, Inc. (“ScanSource”) and Aruba Networks, Inc. (“Aruba”), and amends the Value Added Distributor Agreement dated June 4, 2007 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
RECITALS
     A. Aruba and ScanSource desire expand ScanSource’s stock rotation privileges and revise the terms of the Agreement accordingly.
     B. In accordance with Section 8.12 of the Agreement, any change of the Agreement may be amended only with the written consent of both parties.
     The parties agree as follows:
1.	A Section 4.1 of the Agreement is amended and restated as follows (new language in bold):
4.1 Inventory Adjustment. ScanSource may return overstocked Products to Supplier for a full credit of the price paid for such Products, provided that (i) ScanSource submits to Supplier its notice to return Product (“RMA Request”) within the ten (10) day period following each calendar quarters (ending March 31st, June 30th, September 30th and December 31st); (ii) such credit does not to exceed [***] percent ([***]%) of the net shipments to ScanSource during the calendar quarter immediately preceding the date of ScanSource’s RMA Request (excluding any shipments that are not made directly to ScanSource). Shipments of Products being returned shall be new, unused and in original, sealed cartons. ScanSource may only return Products which have been received into ScanSource’s inventory during the previous four (4) fiscal quarters, and otherwise still listed on Supplier’s Price List. All return shipments must be accompanied by an inventory aging report showing when the Products were purchased. In addition, through October 17, 2008 ScanSource may return an additional ten percent (10%) of the net shipments received by ScanSource during the calendar quarter immediately preceding the date of ScanSource’s RMA Request, provided such return is accompanied by an equivalent value order for Aruba Products. Aruba may extend the October 17, 2008 end date in its sole discretion. ScanSource may not return product that was previously reported to Supplier as sold through to an end customer via a PO or Point of Sale report. Consequently, returned product shall not be returned from Customer’s inventory. Supplier shall credit ScanSource’s account in the amount of the Return Credit. ScanSource may apply Return Credits to any Supplier invoice. ScanSource shall pay for freight charges under this section.
***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	A new Section 5.8(f) is hereby added:
5.8 (f) Training Commitment. Two (2) individuals from ScanSource’s Tech support organization will complete all of the Aruba online courses by April 1, 2008 and two (2) individuals from ScanSource’s tech support organization will complete ACMP certification training by May 1, 2008.
3.	Section 6.9 is hereby amended in its entirety as follows (new language in bold):
6.9 ScanSource Reports. ScanSource shall make best efforts to provide Supplier monthly sales out reports within two (2) days of the end of each month in the format specified in Exhibit G. Information provided may include: date sales activity occurred, internal product number (assigned by ScanSource), any Aruba promotion codes whenever a rebate is included with the point of sale data, the Customer name, description, state and zip-code of Customer’s location, unit cost (ScanSource cost at quantity 1), quantity and extended cost (cost times quantity). ScanSource will also provide Supplier with weekly sales forecast and pipeline reports. Supplier agrees that any such information provided by ScanSource shall be received and held by Supplier in strict confidence and shall be used solely for sell through or compensation reporting information, monitoring sales activities and forecasts. Supplier agrees that it will not use this information to sell directly to those Customers.
4.	Exhibit G is hereby amended in its entirety as follows (new language in bold):
Exhibit G
POS Report Format
reseller enduser name SIC code transaction type partid description Order Quantity
5.	The fourth bullet point (Quarter #4) of Exhibit B (Pay for Performance Model — Quarterly Incentive Program) is hereby deleted.

6.	Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Aruba and ScanSource have each caused this Amendment to be executed by its duly authorized representative, as of the day and year first above written.

SCANSOURCE, INC.		ARUBA NETWORKS, INC.

By:	/s/ Rich Long	By:	/s/ Alexa King

Print Name:	Rich Long	Print Name:	Alexa King

Title:	Director of Merchandising	Title:	General Counsel

Date:	3/17/2008	Date:	3/17/08